UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Soliciting Material Pursuant to §240.14a-12

VMWARE, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 26, 2022

Team,

As you all know, our VMware Board and our management team are just as passionate as I am about the multi-cloud future. Together with all of you, we have focused on building our future as a successful, standalone company. We believe we are well-positioned and making the right moves to drive our long-term growth.

So, why the change in strategy?

Every Board of Directors that serves a public company is required to do what’s best for their shareholders at all times. Earlier this month, our Board received an unsolicited offer from Broadcom to acquire VMware for a combination of cash and stock, with shareholders having the right to elect either $142.50 in cash per share or 0.2520 Broadcom shares. The value offered by Broadcom to our shareholders is nearly a 50% premium over our company value at the time of the offer. The offer includes Broadcom stock, which has a strong history of appreciation and steady dividends. In summary, our Board concluded that this is a superior way to increase value for our shareholders, especially in today’s uncertain economic climate.

So today, our Board voted to accept the offer, pending closing conditions and a final shareholder vote. The transaction is expected to take 6-12 months to close.

This offer is strong market validation of the value that we have built together. If you do the math, the numbers say we are worth $70B, making us one of the largest software companies in the world. As impressive as that is, the math and the numbers do not truly tell the story of what we do and our impact around the globe. It does not begin to capture the amazing value we deliver for our customers and their end customers.

Let me put that value in everyday terms. Today, your software enables hospitals and doctors to treat their patients faster and more effectively. Your software allows airlines to operate without disruptions. Many banks are able to trade and accept deposits only because the software you created is running flawlessly. Universities, retail stores, auto manufacturers, sports leagues, cruise ships, telecommunications companies, government agencies, non-profits and others – they all depend on our software to keep them stable and secure. Your innovation powers every sector of the economy. That is how valuable and essential we are.

But your impact goes beyond economics. Our citizen philanthropy reaches and touches citizens across the world. Our community, culture and EPIC2 values are admired across the industry. We have also saved the planet over 1.2B tons of carbon emissions. The purpose of every business is to create value in this world. By that measure, the amount of value we have created is not just $70B, it is truly priceless. So whatever measure the capital markets allocate to your work, know that it is undervalued relative to what we have created at this company for over 24 years. My heartfelt appreciation for every one of you – and for the amazing contributions you continue to make. This is something I think about and feel every day. This is the amazing company that Broadcom will acquire.

Many of you might have a perception that Broadcom is focused on maximizing financial metrics rather than maximizing innovation. This is inaccurate. Broadcom has a history of performing well on both counts. In fact, over their lifetime the company’s investment in R&D has consistently outpaced their revenue.

Some of you may know Broadcom as the chip company, which has a tradition of networking innovation and engineering excellence. Broadcom is now acquiring VMware to achieve a similar vision of innovation and engineering excellence in software. In general, this will be a new and different kind of software acquisition for Broadcom: that, upon close, will be a new platform that will transform their position in the industry. In fact, after close, VMware will become their software brand, and their existing software products will be merged into our portfolio. Hock Tan, Broadcom’s CEO, has great respect for VMware’s R&D engine and our Go-To-Market model, and is committed to cultivating a shared culture of innovation.

This acquisition is large and complex. We expect it will take many months to close. We will operate as One VMware during this time. On a day-day basis, very little will change. Our product plans and our work with customers will proceed as usual. We will continue to execute against our strategy. I would encourage all of us to be patient and stay focused on our daily work. Over the course of the next several months, you will get a chance to understand Broadcom’s strategy, priorities, culture and operating model.

As with any public-company M&A, other bidders might express an interest in VMware before this acquisition is complete. The Board will confidentially evaluate any opportunity that may arise, but their goal is always to find the outcome that best serves our shareholders.

Keep in mind that today’s announcement is just the first step. The transaction is expected to be completed during Broadcom’s fiscal year 2023, pending regulatory approvals and other customary closing conditions, including VMware shareholder approval. No doubt you will have a lot of questions. As with any acquisition, we will be able to answer some of those questions now, and a lot more later as things progress and we get more clarity. We have a small, focused team dedicated to charting our future as part of Broadcom, and we will make sure to keep you all informed and up-to-date as effectively and transparently as possible. For most of you, your job remains the same: run VMware and continue to focus on delivering for our customers.

Thank you for all the great work you do every day.

Raghu

Raghu Raghuram

Chief Executive Officer

VMware, Inc

[REDACTED]

Twitter: @raghuraghuram

LinkedIn: Raghu Raghuram

Distribution: All VMware Employees

Cautionary Note Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended. These forward-looking statements include but are not limited to statements that relate to the expected future business and financial performance, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined business, the expected amount and timing of the synergies from the proposed transaction, and the anticipated closing date of the proposed transaction. These forward-looking statements are identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words or phrases. These forward-looking statements are based on current expectations and beliefs of Company and Broadcom management and current market trends and conditions.

These forward-looking statements involve risks and uncertainties that are outside the Company’s and Broadcom’s control and may cause actual results to differ materially from those contained in forward-looking statements, including but not limited to: the effect of the proposed transaction on our ability to maintain relationships with customers, suppliers and other business partners or operating results and business; the ability to implement plans, forecasts and other expectations with respect to the business after the completion of the proposed transaction and realize expected synergies; business disruption following the proposed transaction; difficulties in retaining and hiring key personnel and employees due to the proposed transaction and business combination; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; Broadcom’s significant indebtedness, including indebtedness incurred in connection with the proposed transaction, and the need to generate sufficient cash flows to service and repay such debt; the disruption of current plans and operations; the outcome of any legal proceedings related to the transaction; the ability to consummate the proposed transaction on a timely basis or at all; Broadcom’s ability to successfully integrate the Company’s operations into Broadcom’s business; the ability to implement plans, forecasts and other expectations with respect to the business after the completion of the proposed transaction and realize synergies; the impact of public health crises, such as pandemics (including COVID-19) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; global political and economic conditions, including rising interest rates, the impact of inflation and challenges in manufacturing and the global supply chain; and other events and trends on a national, regional and global scale, including the cyclicality in the semiconductor industry and other target markets and those of a political, economic, business, competitive and regulatory nature.

These risks, as well as other risks related to the proposed transaction, will be included in the registration statement on Form S-4 and proxy statement/prospectus that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s and Broadcom’s respective periodic reports and other filings with the SEC, including the risk factors identified in the Company’s and Broadcom’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. Neither the Company nor Broadcom undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Broadcom intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company and that also constitutes a prospectus of Broadcom. Each of the Company and Broadcom may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that the Company or Broadcom may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to the Company’s stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about the Company, Broadcom and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at http://ir.vmware.com. Copies of the documents filed with the SEC by Broadcom will be available free of charge on Broadcom’s website at https://investors.broadcom.com.

Participants in the Solicitation

The Company, Broadcom and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on May 28, 2021, the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2022, which was filed with the SEC on March 24, 2022, a Form 8-K filed by the Company on April 22, 2022 and a Form 8-K filed by the Company on May 2, 2022. Information about the directors and executive officers of Broadcom, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Broadcom’s proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on February 18, 2022, and Broadcom’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, which was filed with the SEC on December 17, 2021. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company and Broadcom using the sources indicated above.